UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2012

Commission File Number	Exact Name of Registrant as Specified of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)	On December 14, 2012, the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) elected Bruce A. Steinke to the positions of Senior Vice President, Finance and Chief Accounting Officer of Ameren, effective January 1, 2013. Mr. Steinke is currently the Vice President and Controller of Ameren. In his new capacity, Mr. Steinke will assume the role of Ameren’s principal accounting officer, a role currently held by Martin J. Lyons, Jr., Senior Vice President and Chief Financial Officer of Ameren. Also effective as of January 1, 2013, Mr. Lyons will become Executive Vice President and Chief Financial Officer of Ameren.

Mr. Steinke, 51, joined Ameren in 2002 and has served in various accounting, financial reporting and investor relations capacities of the Ameren companies. In December 2007, Mr. Steinke was elected Vice President and Controller of Ameren and certain subsidiaries, and has served in such position since January 1, 2008. In recognition of Mr. Steinke’s significant increase in management and oversight responsibilities, the Human Resources Committee (the “Committee”) of the Board approved an increase to Mr. Steinke’s base salary from $253,900 to $300,000, effective January 1, 2013. In addition, Mr. Steinke’s target short-term incentive opportunity under Ameren’s Executive Incentive Plan (“EIP”) and target long-term incentive opportunity under Ameren’s Performance Share Unit Program (“PSUP”), each as described under Item 5.02(e) below, has been increased, effective January 1, 2013, from 45% to 50% of his base salary and from 80% to 100% of his base salary, respectively. Mr. Steinke’s actual payments under these programs may vary from the targets based upon Ameren’s performance and his performance in accordance with the formulas and methodologies in the EIP and PSUP.

(e)	On December 13, 2012, the Committee approved and on December 14, 2012 the Board ratified the establishment of the 2013 EIP (the “2013 EIP”), to provide for the payment of cash awards to the Named Executive Officers identified below based on Ameren earnings per share (“EPS”), safety performance results and individual performance in 2013. The 2013 EIP is attached as Exhibit 10.1 and is incorporated herein by reference.

For 2013, a target award under the 2013 EIP was established for each Named Executive Officer as a percent of 2013 base salary as shown below. For purposes of the 2013 EIP, 2013 base salary is salary at the end of the plan year (except as otherwise provided in the 2013 EIP).

NAMED EXECUTIVE OFFICER	TARGET SHORT-TERM INCENTIVE OPPORTUNITY AS PERCENT OF BASE SALARY
Voss	100%
Lyons	70%
Baxter	70%
Sullivan	65%
Heflin	65%

Under the 2013 EIP, EPS (as determined in accordance with generally accepted accounting principles) is the metric used to establish 90% of award opportunities. In addition, under the 2013 EIP, 10% of award opportunities will be attributed to a safety performance measure, lost workday away cases (“LWA”). The range of EPS and LWA achievement levels for the 2013 EIP (threshold, target and maximum) will be established by the Committee in February 2013. EPS achievement levels may be adjusted to include or exclude specified items of an unusual nature or non-operating or significant events not anticipated in the business plan when EPS achievement levels were established, as determined by the Committee at its sole discretion and as permitted by the Ameren Corporation 2006 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). In the event Ameren EPS or LWA is below the respective threshold achievement level, as determined by the Committee, no award will be attributed to EPS or LWA, as applicable.

The 2013 EIP award based on achievement of 2013 Ameren EPS and LWA (the “base award”) for each Named Executive Officer may be adjusted up or down by up to 50%, with the ability to pay zero for poor or non-performance (the “individual performance modifier”) based on the Named Executive Officer’s individual contributions and performance during the year, in the Committee’s discretion. The individual performance modifier will take into consideration the Named Executive Officer’s performance on key performance variables, including leadership, business results, customer satisfaction, reliability, plant availability, safety and/or other performance metrics, as applicable and as determined by the Committee. The actual individual incentive payout, determined by modifying the base award by the individual performance modifier, is capped at 200% of target short-term incentive opportunity.

On December 13, 2012, the Committee also authorized the issuance pursuant to the PSUP under the Omnibus Plan of performance share unit awards for each of the Named Executive Officers identified on Exhibit 99.1 attached hereto. The target number of performance share units to be issued to each such Named Executive Officer for 2013 pursuant to the Omnibus Plan will be determined as of January 1, 2013 in accordance with the formula set forth in Exhibit 99.1 attached hereto.

Each performance share unit represents the right to receive a share of Ameren’s common stock assuming certain performance criteria are achieved. The actual number of performance share units which may be earned will vary from 0% to 200% of the target number of performance share units granted to each Named Executive Officer, based primarily on Ameren’s 2013-2015 three-year total shareholder return (“TSR”) relative to a utility peer group and continued employment during such three-year period (the “Performance Period”). In the event Ameren’s TSR relative to utility peers during the Performance Period is below the 30th percentile, no performance share units will be earned unless the three-year average Ameren EPS (as determined in accordance with generally accepted accounting principles), subject to adjustment to include or exclude specified items of an unusual nature or non-operating or significant events not anticipated in the business plan when EPS achievement levels were established as determined by the Committee in its sole discretion as permitted by the Omnibus Plan, reaches or exceeds the average of the Ameren Executive Incentive Plan threshold levels for 2013, 2014 and 2015.

Dividends on performance share units will accrue and be reinvested into additional performance share units throughout the Performance Period on the shares ultimately earned. Because these performance share units will be earned only if performance goals over the Performance Period are attained, the amounts, if any, that will be payable to the Named Executive Officers pursuant to the performance share unit awards described above are not determinable at this time. The Committee has the ability to amend the terms of the performance share unit awards, including the performance criteria, to the extent not adverse to the holders of an award.

The form of performance share unit award agreement for 2013 is attached as Exhibit 10.2 and is incorporated herein by reference.

The award agreements between Ameren and each of the Named Executive Officers provide that upon the occurrence of a “Change of Control” if Ameren continues to exist and its common stock is traded on the New York Stock Exchange (“NYSE”) or NASDAQ Stock Market (“NASDAQ”) (i) voluntary terminations of employment prior to the end of the performance period or terminations for “Cause” at any time prior to pay out of shares result in forfeiture of awards and (ii) a “qualifying termination” (as defined in the award agreement) of employment during the performance period does not change the manner in which awards are earned and become vested on December 31, 2015 and such awards will be paid in shares of Ameren common stock on January 1, 2016 or as soon as practicable thereafter (except as otherwise provided in the awards).

The award agreements referenced above also provide that upon a “Change of Control” which occurs on or before December 31, 2015, if Ameren ceases to exist or its common stock is no longer traded on the NYSE or NASDAQ (i) the target number of performance share units together with accrued dividends thereon will be converted into nonqualified deferred compensation which will accrue interest at the prime rate as provided in the award agreement and, assuming continued employment, such amount will be paid out on January 1, 2016 or as soon as practicable thereafter, (ii) voluntary terminations of employment or terminations for “Cause” result in forfeiture of the amounts described above in (i) of this paragraph and (iii) qualifying terminations of employment result in an immediate payment of the amounts described above in (i) of this paragraph (except as otherwise provided in the awards).

The terms “Change of Control” and “Cause” have the meanings given them in the Second Amended and Restated Ameren Corporation Change of Control Severance Plan, a copy of which was filed as Exhibit 10.37 to Ameren’s Annual Report filed on Form 10-K for the 2008 fiscal year.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	On December 14, 2012, the Board considered and approved an amendment to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Ameren Corporation (the “Certificate of Designations”; such amendment being the “Certificate Amendment”). Prior to the Certificate Amendment, Section 10 of the Certificate of Designations required the approval of the holders of two-thirds of the outstanding shares of Ameren’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) before amending Ameren’s Articles of Incorporation (including the Certificate of Designations) (collectively, the “Articles”) in a way adversely affecting the rights of such Preferred Stockholders. The Certificate Amendment replaces the two-thirds voting threshold to amend the Articles adversely affecting the rights of the holders of the Preferred Stock with a majority of shares outstanding threshold. The Preferred Stock was authorized in connection with the adoption of Ameren’s shareholder rights agreement, which expired on October 9, 2008. No shares of Preferred Stock are outstanding.

The complete copy of the Certificate Amendment is included as Exhibit 3.1(i).

Also on December 14, 2012, the Board amended Ameren’s By-Laws, effective December 14, 2012. The amendments relate to certain indemnification and advancement of expenses in Article IV of Ameren’s By-Laws. The principal changes to Article IV of Ameren’s By-Laws:

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specify that “serving at the request of the Company” may also be established by a person serving as a director or officer of a “Company Subsidiary” (as defined in Article IV, Section 6(b) of Ameren’s By-Laws, as amended); and

•

eliminate the $25 million maximum liability of Ameren for indemnification and advancement of expenses under the By-Laws or applicable law to any person “serving at the request of the Company” for such person’s service only as a director or officer of a “Company Subsidiary” (Ameren’s By-Laws previously included the express dollar limit on any such indemnification and advancement of expenses for all persons “serving at the request of the Company”).

The complete copy of the Ameren By-Laws, as amended, is included as Exhibit 3.1(ii).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Title:

3.1(i)	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Ameren Corporation

3.1(ii)	By-Laws of Ameren Corporation, as amended December 14, 2012

10.1	2013 Ameren Executive Incentive Plan

10.2	Form of Performance Share Unit Award Agreement for Awards Issued in 2013 pursuant to 2006 Omnibus Incentive Compensation Plan

99.1	Formula for Determining 2013 Target Performance Share Unit Awards to be Issued to Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION (Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Date: December 18, 2012

Exhibit Index

Exhibit Number:	Title:

3.1(i)	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Ameren Corporation

3.1(ii)	By-Laws of Ameren Corporation, as amended December 14, 2012

10.1	2013 Ameren Executive Incentive Plan

10.2	Form of Performance Share Unit Award Agreement for Awards Issued in 2013 pursuant to 2006 Omnibus Incentive Compensation Plan

99.1	Formula for Determining 2013 Target Performance Share Unit Awards to be Issued to Named Executive Officers